Exhibit 1

JOINT FILING AGREEMENT

Joint Filing Agreement, dated as of May 17, 2019, is by and among the various reporting persons that are listed in the signature blocks below (the “Omega Filers”).

In accordance with Rule 13-d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Schedule 13D to which this Agreement is an exhibit (and any further amendment filed by them) with respect to the shares of Common Shares of Trevi Therapeutics, Inc. This Agreement may be executed simultaneously in any number of counterparts, all of which together shall constitute one and the same instrument.

This Joint Filing Agreement may be terminated by any of the Omega Filers upon one week’s prior written notice or such lesser period of notice as the Omega Filers may mutually agree.

Executed and delivered as of the date first above written.

Date: May 17, 2019	Omega Fund V, L.P.
	By:	Omega Fund V GP, L.P. its General Partner
	By:	Omega Fund V GP Manager, Ltd. its General Partner

	By:	/s/ Anne-Mari Paster
	Name:	Anne-Mari Paster
	Title:	Director

Omega Fund V GP, L.P.
	By:	Omega Fund V GP Manager, Ltd. its General Partner

	By:	/s/ Anne-Mari Paster
	Name:	Anne-Mari Paster
	Title:	Director

Omega Fund V GP Manager, Ltd.

	By:	/s/ Anne-Mari Paster
	Name:	Anne-Mari Paster
	Title:	Director

Richard J. Lim

/s/ Anne-Mari Paster, Attorney in Fact
Name:	Richard J. Lim
By: Anne-Mari Paster as Attorney-in-Fact, pursuant to that Power of Attorney filed with the Securities and Exchange Commission on July 19, 2018 in connection with a Form 3 filing for Replimune Group, Inc., which power of attorney is incorporated herein by reference.

Claudio Nessi

/s/ Anne-Mari Paster, Attorney in Fact
Name:	Claudio Nessi
By: Anne-Mari Paster as Attorney-in-Fact, pursuant to that Power of Attorney filed with the Securities and Exchange Commission on July 19, 2018 in connection with a Form 3 filing for Replimune Group, Inc., which power of attorney is incorporated herein by reference.

Anne-Mari Paster

/s/ Anne-Mari Paster
Name:	Anne-Mari Paster

Otello Stampacchia

/s/ Anne-Mari Paster, Attorney in Fact
Name:	Otello Stampacchia
By: Anne-Mari Paster as Attorney-in-Fact, pursuant to that Power of Attorney filed with the Securities and Exchange Commission on July 19, 2018 in connection with a Form 3 filing for Replimune Group, Inc., which power of attorney is incorporated herein by reference.